Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-259692, and No. 269182) and S-8 (No. 333-264505 and No. 268809) of China Jo-Jo Drugstores, Inc. of our report dated June 15, 2023, relating to the consolidated financial statements and schedules for the years ended March 31, 2023 and 2022, which appears in this annual report on Form 20-F.

/s/ YCM CPA, Inc.

Irvine, California

June 15, 2023